Exhibit 10.1

AGREEMENT
AGREEMENT (this “Agreement”), dated as of April 4, 2017, by and among AgroFresh Solutions, Inc., f/k/a Boulevard Acquisition Corp., a Delaware corporation (the “Company”), The Dow Chemical Company, a Delaware corporation (“TDCC”), Rohm and Haas Company, a Delaware corporation (“ROH”), Boulevard Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), AgroFresh Inc., an Illinois corporation (“AgroFresh”), Avenue Capital Management II, L.P., a Delaware limited partnership (“Avenue”), and solely as to Section 3, Section 4 (other than clause (a) and clause (e) thereof), Section 5 and Section 8 hereof, Joel Citron, Darren Thompson and Robert J. Campbell (Messrs. Citron, Thompson and Campbell collectively, the “Founding Holders”), Marc Lasry (“Lasry”) and Stephen Trevor (“Trevor” and, together with the Founding Holders and Lasry, the “Sponsor Holders”).
WITNESSETH:
WHEREAS, the Company and TDCC have entered into that certain Stock Purchase Agreement, dated as of April 30, 2015 (as amended, the “Stock Purchase Agreement”), which provides, among other things, for payment by the Company or TDCC, as applicable, of a Working Capital Adjustment Amount and certain amounts in respect of Transfer Taxes, and the Company and TDCC wish to settle all claims in respect of such payments;
WHEREAS, in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, the Company, TDCC, ROH and AgroFresh have entered into that certain Tax Receivables Agreement, dated as of July 31, 2015 (as amended, the “Tax Receivables Agreement”), pursuant to which, among other things, the Company is required to make certain payments to ROH, and the parties to the Tax Receivables Agreement wish to settle all claims in respect of such payments due and payable in respect of the 2015 tax year;
WHEREAS, in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, the Company, TDCC, ROH and the Sponsor have entered into that certain Warrant Purchase Agreement, dated as of July 31, 2015 (as amended, the “Warrant Purchase Agreement”);
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, TDCC, ROH and AgroFresh have entered into that certain First Amendment to the Tax Receivables Agreement (the “TRA Amendment”), pursuant to which the parties to the Tax Receivables Agreement have agreed to modify payments due and payable under the Tax Receivables Agreement in respect of the 2016 tax year and any tax year thereafter under the Tax Receivables Agreement;
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, TDCC and the Sponsor have entered into that certain letter agreement (the “Letter Agreement”), pursuant to which, among other things, TDCC agreed to purchase additional shares of common stock of the Company on the open market;
WHEREAS, pursuant to Section 6 hereof, immediately following the execution and delivery of this Agreement, the Sponsor will transfer 3,000,000 Warrants (as defined in the Warrant Purchase Agreement) (the “Transferred Warrants”) to ROH, at no cost to ROH (the “Sponsor Warrant Transfer”); and
WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, TDCC, ROH and the Sponsor, have entered into that certain letter agreement (the “WPA Letter Agreement”), pursuant to which such parties agreed to terminate the Warrant Purchase Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, covenants and agreements herein contained, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Bundled Payments.

a.
Bundled Payments. In consideration of the agreements of the Company hereunder, including under clauses b, c and d below, the Company shall pay to TDCC by wire transfer of immediately available funds to the account or accounts designated by TDCC (i) a payment of $10,000,000 on the date hereof and (ii) a payment of $10,000,000 on or prior to January 31, 2018 (such payments, collectively, the “Bundled Payments”) and the Company shall have no further liability with respect to any such obligations other than the Bundled Payments.

b.
Working Capital Adjustment Amount. Notwithstanding anything to the contrary set forth in the Stock Purchase Agreement, the Bundled Payments shall be in full satisfaction of TDCC’s and the Company’s obligations under Section 2.4 of the Stock Purchase Agreement (the “Working Capital Adjustment Receivables”) and the Company shall have no further liability with respect to any such obligations other than the Bundled Payments.

c.
Transfer Taxes. Notwithstanding anything to the contrary set forth in the Stock Purchase Agreement, the Bundled Payments shall be in full satisfaction of the Company’s obligations under the second sentence of Section 5.10(g) of the Stock Purchase Agreement (the “Transfer Taxes Receivables”) and the Company shall have no further liability with respect to any such obligations other than the Bundled Payments.

d.
2015 Taxable Year. Notwithstanding anything to the contrary set forth in the Tax Receivables Agreement, the Bundled Payments shall be in full satisfaction of the payment obligations of the Company and AgroFresh under Section 5 of the Tax Receivables Agreement with respect to the Covered Taxable Year (as defined in the Tax Receivables Agreement) ending December 31, 2015 (the “2015 TRA Receivables”) and the Company shall have no further liability with respect to any such obligations other than the Bundled Payments.

e.
Allocation of Bundled Payments. The Bundled Payments shall be allocated among the Working Capital Adjustment Receivables, the Transfer Taxes Receivables and the 2015 TRA Receivables as determined by TDCC in its sole discretion, which such discretion shall be exercised in a manner that is not inconsistent with applicable Law.

f.
Deemed Determination of Final Closing Working Capital. The parties to the Tax Receivables Agreement acknowledge and agree that for purposes of Section 4(a) of the Tax Receivables Agreement the Final Closing Working Capital is deemed to be determined as of the date of this Agreement.

2.
Credit Facilities. From the date of this Agreement until December 31, 2019, each of Avenue (or one or more of its Affiliates), on the one hand, and TDCC (or one or more of its Affiliates), on the other hand, agrees, subject to the terms and conditions hereof, to provide a credit facility (each, an “Acquisition Credit Facility”) to the Company and the Company’s subsidiaries providing for loans of up to $50,000,000 in the aggregate per Acquisition Credit Facility for use by the Company and its subsidiaries to consummate one or more Permitted Acquisitions (as defined below). The Company shall give notice to Avenue and TDCC of any Permitted Acquisition that it seeks to finance under the Acquisition Credit Facilities. If Avenue and TDCC each approve making a loan under their respective Acquisition Credit Facility with respect to a Permitted Acquisition, the terms and conditions of such Acquisition Credit Facility shall be mutually agreed upon by Avenue and TDCC, including the interest rate, maturity, amortization, call protection, covenants, representations, warranties and events of default. Avenue and TDCC agree that the terms and conditions of any Acquisition Credit Facility provided by Avenue and the terms and conditions of any Acquisition Credit Facility provided by TDCC shall be identical in all material respects and that TDCC and Avenue shall always lend equal amounts under their respective Acquisition Credit Facilities to the Company and its subsidiaries in respect of each Permitted Acquisition. Avenue and TDCC acknowledge that extensions of credit under the Acquisition Credit Facilities would require compliance by the Company and its subsidiaries with the terms and conditions of any existing debt documents, including that certain Credit Agreement, dated July 31, 2015 (as amended, the “Existing Credit Agreement”), by and among AgroFresh, as the borrower, AF Solutions Holdings LLC, acting as guarantor, Bank of Montreal, as administrative agent and the Lenders (as defined therein) and other parties from time to time party thereto and the Company agrees that any loans under the Acquisition Credit Facilities are subject to compliance with the Existing Credit Agreement and such other existing documents, as such documents may be modified or waived. For purposes of this Agreement, “Permitted Acquisition” means the acquisition of a Person, business unit, intellectual property or technology, whether structured as an equity acquisition, asset acquisition, merger or other business combination transaction, that is approved by both Avenue and TDCC prior to December 31, 2019, which approval may be provided or withheld by either Avenue or TDCC in its sole and absolute discretion.

3.	Waiver of Transfer Restrictions.

a.
Sponsor Warrant Transfer. Each party hereto hereby irrevocably waives any and all restrictions on transfer to the extent necessary to permit the Sponsor Warrant Transfer, including such restrictions set forth in the (i) Investor Rights Agreement, dated July 31, 2015, by and among the Company, ROH, TDCC, the Sponsor and the Founding Holders (the “IRA”), (ii) the letter agreement in reference to the “Initial Public Offering,” dated July 31, 2015, by and between the Sponsor and the Company (the “Lock-Up Letter”) and (iii) Securities Escrow Agreement, dated as of February 12, 2014, by and among the Founding Holders, the Company, the Sponsor and Continental Stock Transfer & Trust Company (as amended by that certain Amendment Agreement, dated as of July 31, 2015, the “Securities Escrow Agreement”), in each case as amended by the Lock-Up Extension Agreement, dated May 9, 2016, by and among the Company, TDCC, ROH, the Sponsor and the Founding Holders and, solely with respect to Section 1(b) and Section 3 thereof, Continental Stock Transfer & Trust Company (the “Lock-Up Extension Agreement”).

b.
Certain Equity Interests. Each party hereto hereby irrevocably waives any and all restrictions on transfer to the extent necessary to permit the Sponsor to distribute or otherwise transfer shares of common stock, par value $0.0001 of the Company (“Common Stock”) and any Warrants exercisable for shares of Common Stock held by the Sponsor to any member of the Sponsor (each such member, a “Sponsor Member” and each such distribution or transfer, a “Sponsor Member Transfer”), including such restrictions set forth in the IRA, the Lock-Up Letter and the Securities Escrow Agreement, in each case as amended by the Lock-Up Extension Agreement, so long as the Sponsor Member enters into a customary joinder agreement to the Securities Escrow Agreement, the Lock-Up Letter and the IRA (as a Holder (as defined in the IRA) thereunder), in each case as amended by the Lock-Up Extension Agreement, as applicable, to the extent that such agreements contain restrictions on transfer of Common Stock or Warrants that remain in effect at such time, in connection with such Sponsor Member Transfer.

4.	Release; Indemnification; Covenant Not to Sue.

a.
The Company hereby releases and agrees, subject to the limitation contained in Section 4(e), to indemnify and hold harmless (including for any costs and attorneys’ fees), TDCC and its Affiliates (including but not limited to ROH) and their respective directors, officers, employees, agents, representatives and advisors (the “TDCC Parties”), from any and all potential claims relating to the Stock Purchase Agreement or any other agreement or letter executed in connection therewith (each an “Ancillary Agreement”), any and all transactions contemplated under or in connection therewith, and the parties’ performance of any and all obligations in respect of all such matters, including the equity marketing for the Company, other than the Excluded Claims (such potential claims, collectively, the “Claims”). For purposes of this Agreement, “Excluded Claims” shall mean any claims (i) relating to the Existing Credit Agreement brought by the administrative agent or the Lenders with respect to any events occurring prior to the Closing, (ii) arising out of any breach of or inaccuracy in any Fundamental Representation or (iii) arising out of any breach by any party of any of its obligations under this Agreement, the Letter Agreement, the TRA Amendment or the WPA Letter Agreement.

b.
Each of AgroFresh, the Sponsor, Avenue, Lasry, Trevor and the Founding Holders hereby releases the TDCC Parties from the Claims. Each of TDCC and ROH hereby releases the Company, AgroFresh, the Sponsor, Avenue, Lasry, Trevor and the Founding Holders and their respective directors, officers, employees, agents, representatives and advisors, from the Claims.

c.
Each of the Company, AgroFresh, the Sponsor, Avenue, Lasry, Trevor and the Founding Holders hereby covenants (i) not to sue the TDCC Parties for the Claims, (ii) not to induce or encourage any other Person, directly or indirectly, to bring suit or otherwise take any action based on the Claims and (iii) to use commercially reasonable efforts to cooperate with the TDCC Parties in defense of any Claims. Each of TDCC and ROH hereby covenants (i) not to sue the Company, AgroFresh, the Sponsor, Avenue, Lasry, Trevor, the Founding Holders, each of their respective Affiliates, and each of their respective directors, officers, employees, agents, representatives and advisors, for the Claims, (ii) not to induce or encourage any other Person, directly or indirectly, to bring suit or otherwise take any action based on the Claims and (iii) to use commercially reasonable efforts to cooperate with the Company, AgroFresh, the Sponsor, Avenue, Lasry, Trevor and the Founding Holders in defense of any Claims. Each of the Company, AgroFresh, the Sponsor, Avenue, Lasry, Trevor and the Founding Holders hereby assigns to TDCC any proceeds or benefits such party receives by virtue of any action brought based on the Claims.

d.
Notwithstanding anything to the contrary contained in this Section 4, nothing in this Section 4 (including the above releases and covenants not to sue) shall apply to the failure of any Person to perform or comply after the date hereof with any of its obligations and covenants that are to be performed or complied with after the date hereof pursuant to the terms and conditions of the Stock Purchase Agreement or any Ancillary Agreement, in each case as may be modified by this Agreement, the Letter Agreement, the TRA Amendment and the WPA Letter Agreement.

e.
Notwithstanding anything to the contrary contained herein, the Company’s indemnification and hold harmless obligations pursuant to Section 4(a) shall not exceed a combined, cumulative amount equal to $45,000,000.

f.
The TDCC Party entitled to, or claiming a right to indemnification pursuant to, Section 4(a) (the “Indemnified Person”) shall give written notice in accordance herewith to the Company of the assertion of any claims, or the commencement of any Proceeding, by any Person who is not an Indemnified Person in respect of which claims for indemnity may be sought under Section 4(a) (a “Third Party Claim”) as promptly as is reasonably practicable after becoming aware thereof; provided, however, that the failure of the Indemnified Person to give such notice shall not relieve the Company of its obligations under Section 4(a) except to the extent (if any) that the Company shall have been materially prejudiced thereby. The Company may, at its own expense, (i) participate in the defense of any such Third Party Claim and (ii) upon written notice to the Indemnified Person acknowledging that the Company is obligated to indemnify the Indemnified Person for Losses relating to or arising from such Third Party Claim (subject to the limitation set forth in Section 4(e)), at any time during the course of any such Third Party Claim (other than a Third Party Claim that is a Proceeding or investigation by a Governmental Authority), assume the defense thereof with counsel of recognized standing and competence that is reasonably satisfactory to the Indemnified Person. If the Company assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Company; provided, however, that if the Company and the

Indemnified Person are both named parties to the Proceeding or investigation and, in the reasonable opinion of counsel (of recognized standing and competence) to the Indemnified Person, representation of both parties by the same counsel would be inappropriate due to conflicting interests between the Company and the Indemnified Person, then the Indemnified Person shall be entitled to participate in such defense with one separate counsel at the reasonable expense of the Company (subject to the limitation set forth in Section 4(e)). Whether or not the Company chooses to defend or prosecute any such Proceeding or investigation, all of the parties hereto shall cooperate in the defense or prosecution thereof.

g.
Any settlement or compromise made or caused to be made by the Indemnified Person or the Company, as the case may be, of any such Third Party Claim shall also be binding upon the Company or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided that the Company will not compromise or settle any Third Party Claim without the prior written consent of the Indemnified Person; provided, further, that such prior written consent of the Indemnified Person shall not be unreasonably withheld, conditioned or delayed so long as such compromise or settlement (i) provides for payment of money by the Company as the sole relief for the claimant and results in the full unconditional release of each Indemnified Person from all liability arising out of such Third Party Claim, (ii) does not contain any admission or statement suggesting any wrongdoing or liability (criminal or otherwise) on behalf of any Indemnified Person and (iii) does not contain any equitable order, judgment or term which in any manner adversely affects, restrains or interferes with the Company’s business or the business of any Indemnified Person or any Indemnified Person’s Affiliates.

5.	General Representations. As an inducement to the other parties hereto to enter into this Agreement, each party hereto hereby represents and warrants to the other parties hereto the following:

a.
Organization; Good Standing; Qualification. Such party (if such party is not an individual) is validly existing and (where such concept is applicable) in good standing under the Laws of its jurisdiction of organization and has all requisite corporate or other business entity power and authority to conduct its business as currently conducted, except where the failure to be in good standing or to have such power and authority would not materially impair such party’s ability to consummate the transactions contemplated hereby or comply with the terms and provisions hereof applicable to such party.

b.
Authority; Approvals. Such party has requisite power and authority (and, in the case of a party that is an individual, the requisite capacity) to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly authorized and duly and validly executed and delivered by such party and (assuming due authorization, execution and delivery by the other parties hereto) constitutes legal, valid and binding obligations of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by the Enforceability Limitations.

c.
No Violation. Neither the execution and delivery of this Agreement by such party nor the consummation by such party of the transactions contemplated hereby nor compliance by such party with any of the terms or provisions hereof applicable to such party will (i) if such party is not an individual, violate any provision of such party’s constituent documents or (ii) (A) violate any Law applicable to such party or any of its respective assets or (B) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination or cancellation of, or result in the creation of any Lien upon any of the assets of such party under any of the terms, conditions or provisions of any Contract to which such party is a party, or by which their or any of its assets may be bound, except, in the case of clause (ii) where such violation conflict, breach, default, termination, cancellation or Lien (as applicable) would not materially impair such party’s ability to consummate the transactions contemplated hereby or to comply with the terms and provisions hereof applicable to such party.

d.
Consents and Approvals. No consents or approvals of or filings or registrations with any Governmental Authority, or of or with any third party, are necessary in connection with the execution and delivery by such party of this Agreement or the consummation by such party of the transactions contemplated hereby and compliance by such party with any of the provisions hereof.

6.
Sponsor Warrant Transfer. The Sponsor hereby agrees to transfer the Transferred Warrants to ROH, at no cost to ROH, on the date hereof. The Company hereby represents and warrants to ROH that, prior to the execution and delivery of this Agreement, the Company has delivered to Continental Stock Transfer & Trust Company all documents requested by Continental Stock Transfer & Trust Company in connection with the transfer of the Transferred Warrants to ROH. Concurrently with the execution and delivery of this Agreement, the Sponsor shall (a) deliver to Continental Stock Transfer & Trust Company all documents required to effect the transfer of the Transferred Warrants to ROH and (b) irrevocably instruct Continental Stock Transfer & Trust Company to transfer the Transferred Warrants to ROH. Subject to the Sponsor’s compliance with its obligations in this Section 6, the Company shall cause Continental Stock Transfer & Trust Company to deliver, on the date hereof, a screenshot evidencing consummation of the Sponsor Warrant Transfer to ROH. ROH hereby represents and warrants to Sponsor that, as of the date hereof, (a) ROH is an “accredited investor” as that term is defined under Regulation D under the Securities Act of 1933, as amended and (b) ROH is receiving the Transferred

Warrants for its own account and without a view to the distribution or resale thereof. ROH acknowledges and agrees that the Transferred Warrants are or remain subject to the Transferred Warrants Permitted Liens.

7.	Transferred Warrants Representations. As an inducement to ROH to enter into this Agreement, the Sponsor hereby represents and warrants to ROH the following:

a.
Ownership. As of immediately prior to the Sponsor Warrant Transfer, the Sponsor is the sole record owner of all of the Transferred Warrants, free and clear of all liens, other than liens arising from (i) the Investor Rights Agreement, (ii) that certain replaced and superseded letter agreement, dated July 31, 2015, between the Sponsor and the Company, (iii) that certain Warrant Agreement, between the Company and Continental Stock Transfer & Trust Company and (iv) applicable securities laws (the liens described in clauses (i) through (iv) being, collectively, “Transferred Warrants Permitted Liens”).

b.
Title. Upon consummation of the Sponsor Warrant Transfer, the Sponsor will have delivered to ROH good and valid title to the Transferred Warrants free and clear of all liens, other than Transferred Warrants Permitted Liens.

8.	Miscellaneous.

a.
Publicity. No public announcement or other publicity regarding the existence of this Agreement, the TRA Amendment, the Letter Agreement, any Rule 10b5-1 Plan (as defined in the Letter Agreement) or the WPA Letter Agreement or its or their contents or the transactions contemplated hereby or thereby shall be made by the Company, AgroFresh, TDCC, ROH, the Sponsor, the Founding Holders, Trevor or Lasry or any of their respective Representatives without the prior written Consent of the Company and TDCC, in any case, as to form, content, timing and manner of distribution or publication (which Consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the prior written Consent of the Company or TDCC shall not be required hereunder with respect to any press release, public announcement or communication that is substantially similar to a press release, public announcement or communication previously issued with the prior written Consent of such party. Each of the parties hereto agrees to hold confidential the terms and provisions of this Agreement, the TRA Amendment, the Letter Agreement, any Rule 10b5-1 Plan (as defined in the Letter Agreement) and the WPA Letter Agreement and the terms of the transactions contemplated hereby or thereby. Notwithstanding the foregoing, nothing in this Section 8(a) shall prevent any party or its Affiliates or any other Person from making any public announcement or disclosure required by Law or the rules of any stock exchange; provided that, except for any amendment to Schedule 13D or report pursuant to Section 16 of the Exchange Act to be filed by TDCC, Sponsor or their respective Affiliates with the SEC in connection with performance of the Letter Agreement (other than the amendment to Schedule 13D to be filed by TDCC and its Affiliates and the Sponsor and its Affiliates with the SEC in connection with entering into the Letter Agreement and the WPA Letter Agreement, among other matters, as applicable), prior to making such required public announcement or disclosure such party, its Affiliate or other Person shall give the Company and TDCC (in each case to the extent such party is not the disclosing party) prior notice of, and a reasonable opportunity to comment on, the timing and contents of the proposed public announcement or disclosure.

b.
Non-Disparagement. Each of the Company, TDCC, ROH, the Sponsor, AgroFresh and Avenue agrees that, from the date hereof until the third anniversary of this Agreement, (i) none of its directors, officers or senior executives or any of the directors, officers or senior executives of its subsidiaries or affiliates will, and (ii) it will instruct its directors, officers and senior executives and the directors, officers and senior executives of its subsidiaries and affiliates and its advisors and representatives that advised or represented it in connection with the transactions contemplated by this Agreement or the Stock Purchase Agreement (each of the Company, TDCC, ROH, the Sponsor, AgroFresh and Avenue, together with each party described in clauses (i) and (ii), an “ND Party”) not to, make any statement, or cause any statement to be made, to any third party that disparages, ridicules or criticizes any Sponsor Holder. Each Sponsor Holder agrees that, from the date hereof until the third anniversary of this Agreement, (i) he will not, and (ii) he will instruct his advisors and representatives that advised or represented him in connection with the transactions contemplated by this Agreement or the Stock Purchase Agreement not to, make any statement, or cause any statement to be made, to any third party that disparages, ridicules or criticizes any ND Party. Notwithstanding anything to the contrary in this Section 8(b), nothing in this Section 8(b) shall prohibit any of the foregoing parties from giving truthful testimony in any legal proceeding pending before any Governmental Authority.

c.
Further Assurances. On and after the execution of this Agreement, each party hereto shall execute and deliver to any other party such documents, agreements and other instruments as may be reasonably requested by such other party and are required to effectuate the transactions contemplated by this Agreement.

d.
Amendments and Waivers. This Agreement may be amended, modified or supplemented only by an instrument in writing signed by the parties hereto. The failure of a party hereto at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term or covenant contained in this Agreement shall be effective unless it is in a writing signed by such party.

e.
Assignment; No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

f.
Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

g.
Counterparts. This Agreement may be executed in any number of counterparts (including by .pdf file exchanged via email or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

h.	Capitalized Terms. Capitalized terms used in this Agreement that are not otherwise defined herein have the meanings given to such terms in the Stock Purchase Agreement.

i.
Other Definitional Provisions and Interpretation. The headings preceding the text of Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term. The use of “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. The use of “or” is not intended to be exclusive unless expressly indicated otherwise. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and the terms of the TRA Amendment. Underscored references to Sections or clauses shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Section, paragraph or clause of this Agreement.

j.
Governing Law. This Agreement shall be governed exclusively by and construed and enforced exclusively in accordance with the internal Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

k.	Waiver of Jury Trial; Jurisdiction; Venue. The provisions of Section 11.14 of the Stock Purchase Agreement are hereby incorporated by reference into this Agreement, mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by as of the date first written above by their respective officers thereunto duly authorized.

AgroFresh Solutions, Inc.

/s/ Jordi Ferre
By:	Jordi Ferre
Title:	Chief Executive Officer

THE DOW CHEMICAL COMPANY

/s/ Eric P. Blackhurst
By:	Eric P. Blackhurst
Title:	Authorized Representative

ROHM AND HAAS COMPANY

/s/ Mark Gibson
By:	Mark Gibson
Title:	Chief Financial Officer and Treasurer

BOULEVARD ACQUISITION SPONSOR, LLC

/s/ Marc Lasry
By:	Marc Lasry
Title:	Managing Member

AGROFRESH INC.

/s/ Jordi Ferre
By:	Jordi Ferre
Title:	Chief Executive Officer

AVENUE CAPITAL MANAGEMENT II, L.P.

By:	Avenue Capital Management II GenPar, LLC, its General Partner

/s/ Marc Lasry
By:	Marc Lasry
Title:	Managing Member

/s/ Joel Citron
By:	Joel Citron

/s/ Darren Thompson
By:	Darren Thompson

/s/ Robert J. Campbell
By:	Robert J. Campbell

/s/ Marc Lasry
By:	Marc Lasry

/s/ Stephen Trevor
By:	Stephen Trevor